

<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               201,380
<SECURITIES>                                         863,906
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       1,770,817<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           1,627,541
<TOTAL-LIABILITY-AND-EQUITY>                         1,770,817<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     142,515<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     279,512<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (531,927)<F5>
<EPS-BASIC>                                          (10.53)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships, net of
    $693,279, and Other assets of $12,252
<F2>Included in Total  Liabilities and Equity:  Accounts  Payable to affiliates of $122,100 and Accounts  Payable and accrued  expenses of $21,176
<F3>Included in Total Revenue: Investment of $30,235 and Other of $112,280
<F4>Included  in Other  Expenses:  General and  administrative  of $188,591,
    Provision  for  valuation of  investment in Local Limited
    Partnership of $80,000 and Amortization of $10,921
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
    $394,930

